SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 15, 2004

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As more fully discussed in Item 2.01 below, on October 15, 2004, Evolving Systems, Inc. (“Evolving Systems”) entered into an agreement to acquire the ownership interests of Telecom Software Enterprises, LLC (“TSE”) pursuant to an Acquisition Agreement, dated as of October 15, 2004, among Evolving Systems and Lisa Marie Maxson and Peter McGuire (the “Sellers”).

(Capitalized terms used in this filing refer to terms defined in the Acquisition Agreement.)

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Terms of the Purchase.  On October 15, 2004, Evolving Systems completed the acquisition of the ownership interests of Sellers pursuant to the Acquisition Agreement.  The Acquisition Agreement provides for payment by Evolving Systems of a combination of cash at Closing, delivery of promissory notes, and an agreement to pay additional consideration to the Sellers based upon sales of the TSE Products.  Sellers agreed to provide consulting services to Evolving Systems for a period of up to one year following the Closing and entered into two-year non-competition agreements.

Purchase Price.  Evolving Systems paid a purchase price of $2,388,775 in cash. One million five hundred dollars ($1,500,000) was paid at Closing.  Evolving Systems issued the Sellers promissory notes for the balance of the purchase price ($888,775).  The notes are due and payable on March 31, 2005, accrue interest at the rate of 5% per annum, and are secured by the TSE assets.

Evolving Systems agreed to pay additional consideration of up to $3 million payable upon the achievement of certain performance incentives. Up to $2.5 million of the performance incentives are payable over a 24 month period from the Closing Date, with Sellers being paid a portion of Evolving Systems’ Gross Margin from the sale of TSE Products.  An additional performance incentive of up to $1 million may be paid to Sellers through the year 2011 for certain specified sales of the TSE Products.

Cash Escrow Fund.  Two hundred fifty thousand dollars ($250,000) of the purchase price was deposited in escrow with Wells Fargo Bank as escrow agent to secure Sellers’ representations and warranties under the Acquisition Agreement.  The funds will remain in escrow until October 15, 2005, unless sooner released to Evolving Systems in payment of indemnification claims.

Acquisition Agreement. The full text of the Acquisition Agreement and the press release issued in connection with the announcement are attached as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

a)  Financial Statements of Business Acquired.

No financial statements of the Seller are required to be filed with respect to the Acquisition.

b)  Pro Forma Financial Statements.

No pro forma financial statements are required to be filed with respect to the Acquisition.

c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
2.1	Acquisition Agreement of Telecom Software Enterprises, LLC, among Evolving Systems, Inc., (“Buyer”) and Lisa Marie Maxson and Peter McGuire (“Sellers”) dated October 15, 2004
99.1	Press release dated October 18, 2004, “Evolving Systems Acquires Telecom Software Enterprises, LLC”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 19, 2004

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Acquisition Agreement of Telecom Software Enterprises, LLC, dated as of October 15, 2004 among Evolving Systems, Inc., and Lisa Marie Maxson. and Peter McGuire
99.1	Press release dated October 18, 2004, “Evolving Systems Acquires Telecom Software Enterprises, LLC”